                                                                  EXHIBIT 10.66


                          PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                           NORTH AUSTIN OFFICE, LTD.

                                      AND

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is dated as of February ___, 1998, (the "Effective Date") by and between NORTH AUSTIN OFFICE, LTD., a Texas limited partnership ("Seller"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Buyer").

         IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

         1. Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

            (a) that certain real property located in Austin, Travis County, Texas, and being more particularly described in Exhibit A attached hereto and incorporated herein for all purposes (the "Land");

            (b) all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements, including without limitation building permits, licenses, permits and certificates, utilities commitments, air rights, water, water rights, riparian rights, and water stock relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of Seller's right, title and interest in and to all roads, easements, rights of way and alleys adjoining, serving or servicing the Land (collectively, the "Appurtenances");

            (c) all improvements and fixtures located on the Land and appurtenances, including, without limitation, that certain office building and related improvements located on the Land, and all apparatus, and equipment used in connection with the operation or occupancy of the Land and appurtenances, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal or other services on the Land and appurtenances, and along with all on-site parking facilities (collectively, the "Improvements", and together with the Land and Appurtenances, the "Real Property");

            (d) all tangible personal property owned by Seller located on or in or used in connection with the Real Property as of the date hereof and as of the "Closing Date" (as defined in Paragraph 8(b) below) including, without limitation, those items described in the Personal Property Inventory attached hereto as Exhibit B attached hereto (collectively, the "Tangible Personal Property"); and

            (e) any intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation or development of the Real Property and Tangible Personal Property, including, without limitation, the right to use the name "WHITNEY JORDAN PLAZA" and any other trade name now used in connection with the Real Property and, to the extent approved by Buyer pursuant to this Agreement, any contract or lease rights (including, without limitation, the lessor's interest in and to all tenant leases, rental agreements, subleases and tenancies, including all amendments, modifications, agreements, records, substantive correspondence, and other documents affecting in any way a right to occupy any portion of the Real Property (individually and collectively, the "Leases"), and Seller's interest in all security deposits and prepaid rent, if any, under the Leases and any and all guaranties of the Leases, utility contracts, warranties or other agreements or rights relating to the ownership, use and operation of the Real Property or Tangible Personal Property (collectively, the "Intangible Property", and together with the Tangible Personal Property, the "Personal Property").

         All of the items referred to in Subparagraphs (a), (b), (c), (d) and
(e) above are collectively referred to as the "Property."

         2. Purchase Price; Earnest Money.

            (a) The purchase price of the Property is TWENTY-TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($22,250,000.00), subject to adjustments as provided in this Agreement (the "Purchase Price").

            (b) The Purchase Price less any adjustments to the Purchase Price provided this Agreement, shall be delivered in immediately available funds at the closing of the purchase and sale contemplated hereunder (the "Closing").

            (c) Within one (1) day after the Effective Date, Buyer shall deliver to title company (the "Escrow Holder") a copy of this Agreement together with a certified check or wired funds in the amount of $200,000.00; within thirty (30) days after the Effective Date, Buyer shall deliver to Escrow Holder a certified check or wired funds in the amount of $300,000.00, for a total of $500,000.00 (collectively the "Earnest Money"), which Earnest Money shall be held in escrow by the Escrow Holder and delivered to the party entitled thereto in accordance with the provisions of this Agreement. The Earnest Money shall be invested by the Escrow Holder in an interest-bearing escrow account in a bank or other financial institution acceptable to Buyer. All interest earned on the Earnest Money shall belong to Buyer and shall be paid to Buyer on demand.

            (d) A portion of the Earnest Money in the amount of One Hundred and No/100 Dollars ($100.00) (the "Independent Contract Consideration") shall be deemed independent consideration for Seller's execution and delivery of this Contract. If the Closing occurs, the Independent Contract Consideration shall be applied as a credit towards the Purchase Price. However, if the Closing does not occur, for any reason, the Independent Contract Consideration shall be paid by the Escrow Holder to Seller.

            (e) Subject to the Conditions Precedent to closing as set out in paragraph 6 below but notwithstanding any other provision of this Agreement to the contrary, thirty (30) days after the Effective Date, $25,000.00 of the Earnest Money shall become non-refundable


                                      (2)
         unless Buyer thereafter terminates this Agreement because of a material default by Seller occurring thereafter, provided, however, that in the event Seller does not provide a Preliminary Document within the time required by subparagraph 4 (a) for the delivery to Buyer of such Preliminary Document, the said 30-day time period shall be extended by the number of additional days Seller takes to provide such Preliminary Document to Buyer.

            (f) Subject to the Conditions Precedent to closing as set out in paragraph 6 below and subject to the conditions set out in section 5
         (c) below, forty-five (45) days after the Effective Date, the remainder of the Earnest Money shall become non-refundable.


         3. Title to the Property.

            (a) At the Closing, Seller shall convey to Buyer indefeasible and insurable fee simple title to the Real Property and Improvements, by duly executed and acknowledged special warranty deed substantially in the form attached hereto as Exhibit C (the "Deed"). Evidence of delivery of indefeasible and insurable fee simple title shall be the issuance by Texas Professional Title, Inc. (the "Title Company") to Buyer at the Closing of an Owner's Policy of Title Insurance in the form promulgated by the Texas State Board of Insurance in the amount of the Purchase Price at no more than the standard rates allowed by the Texas Department of Insurance, insuring fee simple title to the Real Property in Buyer, subject only to such exceptions as Buyer shall approve pursuant to Paragraph 5, below (the "Title Policy"). The Title Policy shall provide full coverage against mechanics' and materialmen's liens, the printed form survey exception shall be limited to "shortages in area" and the standard exception for taxes shall read: "standby fees and taxes for the year 1998 and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership" and shall contain such special endorsements as Buyer may reasonably require, including, without limitation, any endorsements required as a condition to Buyer's approval of any title exceptions pursuant to Paragraph 5, below (the "Endorsements").

            (b) At the Closing, Seller shall transfer title to the Tangible Personal Property by a special warranty bill of sale in the form attached hereto as Exhibit D (the "Bill of Sale"), such title to be free of any liens, encumbrances or interests.

            (c) At the Closing, Seller shall transfer title to the Intangible Property, the "Assumed Contracts" (as hereinafter defined), and the "Warranties and Guaranties" (as hereafter defined) by an assignment of intangible property in the form attached hereto as Exhibit E (the "Assignment of Intangible Property"), and shall assign the Leases by an assignment of leases in the form attached hereto as Exhibit F (the "Assignment of Leases"), such title to be free of any liens, encumbrances or interests.

            (d) Anything contained herein to the contrary notwithstanding and notwithstanding any approval or consent given by Buyer hereunder, Seller shall cause all monetary encumbrances, including without limitation all mechanics' liens to be released from


                                      (3)
         the Property on or prior to the Closing and shall cause the Title Company to insure title to the Property as vested in Buyer without any exception for such matters.

         4. Due Diligence Documents.

            (a) Within ten (10 ) days after the Effective Date, Seller shall provide to Buyer, at Seller's expense, the Title Commitment (as defined in subparagraph 4 (a) (i) below) and the Survey (as defined in subparagraph 4 (a) (ii) below), and, except as specifically provided for under subparagraph 4 (a) (xi) below, within five (5) days after the Effective Date, Seller shall provide to Buyer, at Seller's expense, the other documents described in this subparagraph 4 (a) (collectively the documents described in this subparagraph 4 (a), including but not limited to the Title Commitment and Survey, are herein referred to as the "Preliminary Documents") to the extent in Seller's possession and/or control. In the event Seller does not deliver one or more of the Preliminary Documents to Buyer within the required time period, Seller shall not be in default but shall have an additional period of time for providing the Preliminary Document (continuing until the end of the original Due Diligence Period as set out in subparagraph 5 (a) below) in which to provide any and every such Preliminary Document, in which event (i) the 30-day time period for $25,000.00 of the Earnest Money becoming non-refundable as provided for in subparagraph 2 (e) above, (ii) the 45-day time period for the remainder of the Earnest Money becoming non-refundable as set forth in subparagraph 2(f), (iii) the 45-day Due Diligence Period as set out in subparagraph 5 (a), and (iv) the Closing Date, shall all be extended by the number of additional days Seller takes to provide such Preliminary Document to Buyer. The Preliminary Documents consist of the following:

                           (i) Title Commitment. A current title commitment
                  (the "Title Commitment") for an owner's Policy of title insurance, covering the Real Property and issued by the Title Company, together with a legible copy of each document, map and survey referred to in the Title Commitment;

                           (ii) Survey. An up-dated survey of the Property
                  dated within thirty (30) days of the Effective Date (the "Survey") prepared by a registered public surveyor, in accordance with the most recent Texas Surveyor's Association standards for a Category A1, Condition II Survey, certified by such surveyor to Buyer and the Title Company in the form attached hereto as Exhibit G and acceptable to the Title Company for the purpose of limiting the standard printed exception for survey matters to "shortages in area" in the Title Policy. The Survey at a minimum shall (a) set forth the legal description and street address of the Real Property,
                  (b) show the location of all of the Improvements, all recorded restrictions, easements, rights-of-way, ingress and egress, all building restriction lines or applicable yard or setback requirements, all curb cuts, all utility lines and facilities, all visible restrictions, easements, rights-of-way, possible rights of third parties, party walls and encroachments (either onto the Land from adjacent property or onto adjacent property from the Land) affecting the Real Property, and (c) locate all improvements on adjoining property which are within five feet of the property lines of the Land;


                                      (4)

                           (iii) Agreements. Copies of written, agreements,
                  contracts and other documents, whether existing or proposed as of the Effective Date, which (a) affect the Property and
                  (b) are not disclosed by the Title Commitment, including without limitation any agreements relating to the service, operation, repair, supply, advertising, promotion, sale, leasing or management of the Property or the use of common facilities. If no such documents exist, Seller shall furnish its certification to that effect. Buyer shall designate, prior to the expiration of the "Due Diligence Period" (hereafter defined), those contracts that Seller shall assign to Buyer and that Buyer shall assume as of the Closing Date, which contracts to be assumed by Buyer are referred to herein as "Assumed Contracts";

                           (iv) Plans. Copies of all as-built plans and
                  specifications for the Improvements, and as-built drawings for all underground utilities (collectively, the "Plans");

                           (v) Warranties. Copies of any and all guarantees or
                  warranties and other rights given to Seller in connection with the construction of the Improvements or the purchase of any of the Personal Property, if any (collectively the "Warranties and Guaranties");

                           (vi) Reports. All reports in Seller's possession or
                  control relating to the Property including reports relating to the (i) environmental condition of the Property, including without limitation, environmental reports, environmental audits and the like (which reports are listed on Exhibit H); and (ii) soil, seismological, geological and drainage conditions, and the flood characteristics of the Property;

                           (vii) Rent Roll. A rent roll, dated no earlier than
                  ten (10) days prior to the Effective Date, and certified by Seller to be accurate and complete, showing:

                           1) the name and address of each tenant of the Improvements;

                           2)   the rentable square footage for each tenant;

                           3) the commencement and expiration date of each tenant's Lease;

                           4) the monthly rental payable by each tenant (including the date and amount of any schedule rent escalation's during the Lease term);

                           5) the amount and nature of expenses for which the tenant is responsible;

                           6)   the amount of any security deposit;

                           7) details of any extension options, any options to terminate or lease additional space, and any rights of first refusal;

                           8) any free rent, or other unexpired concessions or inducements, or obligations of Seller; and

                           9) aging of current accounts receivable from tenants, along with a listing of any prepaid rent (all rent is assumed due on the first of the month unless otherwise noted), (the "Rent Roll").



                                      (5)

                           The most current Rent Roll is attached as Exhibit I. Seller shall deliver to Buyer for its approval, ten
                           (10) days prior to the Closing Date, an updated Rent Roll dated not earlier than ten (10) days prior to the Closing Date and certified by Seller to be accurate and complete (the "Updated Rent Roll").

                           (viii) Leases. Copies of all Leases with all tenants
                  of the Improvements, certified by Seller and access to copies of all correspondence to or from such tenants. Seller may comply with its obligation to deliver copies of Leases by providing Buyer and its agents with full access to its lease files;

                           (ix) Operating Statements. Copies of operating
                  statements for the Property certified by Seller (or audited, if audited statements are available) to be accurate and complete, which shall cover the past two (2) calendar years and the monthly period of January 1998 as it becomes available (Buyer hereby acknowledging and agreeing that the operating statements for January 1998 is in the process of being prepared and shall be provided to Buyer within five (5) business days after it is prepared and finalized). Such statements shall include itemization of income and expense, itemization of all capital expenditures made and a report of net cash receipts during the respective periods;

                           (x) Licenses, Etc. Copies of any licenses, permits
                  or certificates required by governmental authorities in connection with construction or occupancy of the Improvements, including, without limitation, building permits, certificates of completion, certificates of occupancy, environmental permits and licenses, and swimming pool and sign permits;

                           (xi) Insurance Policies. Copies of all liability,
                  fire and casualty insurance policies carried by Seller and an insurance claims history for the most recent calendar year prior to Closing, which shall be delivered within two (2) weeks after the Effective Date;

                           (xii) Commission Agreements. A complete list, and
                  copies, of all agreements for leasing commissions and/or locator fees payable on prior leases, existing leases and renewals or options affecting the Property (and, if such agreements show a commission or locator fee which will be due or payable after the Effective Date, an executed release from the broker or finder releasing Buyer and its successors and assigns from any obligation to pay such commission or locator fee and agreeing to look solely to Seller for payment (the "Commission Releases"));

                           (xiii) Other Documents. Current property tax bills,
                  and all data, correspondence, documents, agreements, waivers, notices, applications and other records with respect to the Property relating to transactions with taxing authorities, governmental agencies, utilities, vendors, tenants and others with whom Buyer may be dealing from and after the Closing Date. Seller may satisfy this requirement by making its files available to Buyer.


                                      (6)

                  (b) Independent Audit. Promptly following the execution of this Agreement and to the extent not already provided pursuant to the terms of Paragraph 4(a), above, Seller shall provide to Buyer's representatives and independent accounting firm access to all financial and other information relating to the Property which would be sufficient to enable Buyer's representatives and independent accounting firm to prepare audited financial statements for 1996, 1997 and 1998 year-to-date in conformity with generally accepted accounting principles and to enable them to prepare such statements, reports or disclosures as Buyer may deem necessary or advisable. Seller shall reasonably cooperate with Buyer's representatives and independent accounting firm in connection with the aforementioned financial analysis and shall provide any additional information necessary to allow Buyer to make disclosures required by and otherwise comply with the financial accounting requirements of Regulation S-X promulgated by the Securities and Exchange Commission. Seller shall provide Buyer's independent accounting firm a signed representation letter which will be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property. Seller shall authorize any attorneys who have represented Seller in any material litigation pertaining to or affecting the Property to respond, at Buyer's expense, to inquiries from Buyer's representatives and independent accounting firm. If and to the extent Seller's financial statements pertaining to the Property for any periods during the years 1996, 1997 or 1998 year-to-date have been audited, promptly after the execution of this Agreement, Seller shall provide Buyer with copies of such audited financial statements and shall cooperate with Buyer's representatives and independent public accountants to enable them to contact the auditors who prepared such audited financial statements and to obtain, at Buyers expense, a reissuance of such audited financial statements. If this Agreement terminates prior to the Closing, other than by reason of a default of Seller, Buyer shall deliver to Seller copies of any audited financial statements of the Property prepared for Buyer and assign to Seller without warranty all of Buyer's rights thereto. The provisions of this section 4 (b) shall survive Closing.

         5.       Due Diligence Review.

                  (a) Approval of Preliminary Documents and Physical Condition. Buyer shall review each of the Preliminary Documents, and the physical condition of the Property, and such other items as Buyer deems necessary and shall advise Seller in writing of any objectionable condition revealed in its review by written notice to Seller within twenty (20) days after Buyer's receipt of all Preliminary Documents. Buyer shall complete its review of the Preliminary Documents and the physical condition of the Property and all other reviews permitted or otherwise provided for in this Agreement on or before forty-five (45) days after the Effective Date (the "Due Diligence Period"). If Buyer fails to so notify Seller within the Due Diligence Period as to any or all of the Preliminary Documents, or as to the physical condition of the Property, then such Preliminary Document(s) or physical condition shall be deemed approved by Buyer. Subject to Paragraph 3(d) and Paragraph 6, Seller shall have five (5) business days after the earlier of:

                           (i) Delivery to Seller of specific written
                  disapproval of all or any Preliminary Documents, or of the physical condition of the Property; or


                                      (7)

                           (ii) Expiration of the Due Diligence Period if any
                  Preliminary Document or the physical condition of the Property is deemed disapproved, to notify Buyer in writing that either (1) Seller shall cause the Preliminary Document or condition disapproved to be cured, removed or terminated, as the case may be, prior to the Closing Date, or (2) Seller shall not cause such Preliminary Document or condition to be cured, removed or terminated.

                           If Seller fails to so notify Buyer within the five
                  (5) day period, then Seller shall be deemed to have elected the option in clause (a)(ii)(2) above. If Seller elects the option in clause (a)(ii)(2) above, then, subject to the provisions of Paragraph 7, below, Buyer shall have the right in its sole discretion to either waive the objectionable condition and proceed with the purchase pursuant to this Agreement or terminate this Agreement and receive a return of the Earnest Money. If Seller gives notice pursuant to
                  (a)(ii)(l), above, and fails to remove or otherwise satisfy the objectionable condition, and Buyer is unwilling to waive such condition, Seller shall be in default and Buyer shall have the rights and remedies set forth in Paragraph 7, below.

                  (b) Termination of Agreement . Notwithstanding anything in this Agreement to the contrary, but subject to the loss of part or all of its Earnest Money, Buyer shall have the right to terminate this Agreement at any time during the Due Diligence Period. In the event this Agreement is terminated pursuant to Paragraph 5, then, subject to the provisions of Paragraph 7, the Earnest Money shall be returned to Buyer and all obligations of Buyer and Seller hereunder (except the provisions of this Agreement which recite that they survive termination) shall terminate and be of no further force or effect. The provisions of this Subparagraph shall survive termination of this Agreement.

                  (c) In the event Buyer fails to terminate this Agreement pursuant to any provisions of this section 5 within the Due Diligence Period, the earnest money shall become non-refundable subject only to
         (i) the Conditions Precedent to Closing as set out in paragraph 6 below and (ii) a material default by Seller thereafter occurring resulting in Buyer's termination of this Agreement.

         6. Conditions Precedent to Closing. The following are conditions precedent to Buyer's obligation to purchase the Property (the "Conditions Precedent"). The Conditions Precedent are intended solely for the benefit of Buyer and may be waived only by Buyer in writing. In the event any Condition Precedent is not satisfied or waived by Buyer, Buyer may, in its sole and absolute discretion, terminate this Agreement at which point the Earnest Money shall be returned to Buyer and, subject to the provisions of Paragraph 7, all obligations of Buyer and Seller hereunder (except provisions of this agreement which recite that they survive termination) shall terminate and be of no further force or effect; provided, however, that in the event any of the Conditions Precedent have not been satisfied or waived, Buyer shall so inform Seller of same and Seller shall have thirty (30) days from the date of such notification to satisfy such Condition Precedent.



                                      (8)

                  (a) All of Seller's representations and warranties contained in this Agreement shall have been substantially true and correct in all material respects when made and shall be substantially true and correct in all material respects as of the Closing Date.

                  (b) The physical condition of the Property shall be substantially the same on the Closing Date as on the date of Buyer's execution of this Agreement, except for reasonable wear and tear and loss by casualty (subject to the provisions of Paragraph 13, below) and repairs, replacements and improvements made with Buyer's written approval.

                  (c) As of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which was not disclosed in writing to Buyer during the Due Diligence Period and which, after Closing would, in Buyer's reasonable opinion, materially adversely affect the value of the Property or the ability of Buyer to operate the Property in the manner in which it is currently being operated, and no proceedings shall be pending or threatened which could or would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Property.

                  (d) Seller shall terminate at or prior to the Closing Date, at no cost or expense to Buyer, any and all contracts or other agreements affecting the Property that are not Assumed Contracts.

                  (e) Seller shall have substantially complied with all of Seller's material duties and obligations contained in this Agreement.

                  (f) Seller shall have delivered to Buyer tenant certificates ("Tenant Certificates") dated within thirty (30) days of the Closing Date in a form substantially similar to Exhibit "L" attached hereto from tenants under Leases of the Property representing ninety percent (90%) of the gross revenue of the Property; provided, that in the event that any state agency, including but not limited to the Texas Workforce Commission, requires the use of a different form, Buyer shall accept such different form for such tenant.

         7.       Remedies.

                  (a) In the event the sale of the Property is not consummated solely because of a breach or default under this Agreement on the part of Buyer, the Earnest Money shall be paid to and retained by Seller as liquidated damages. The parties have agreed that Seller's actual damages, in the event of a default by Buyer, would be extremely difficult or impracticable to determine. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER.

                  INITIALS:         Seller __________         Buyer __________


                                      (9)

                  (b) In the event the sale of the Property is not consummated solely because of a material default under this Agreement on the part of Seller occurring after the expiration of the Due Diligence Period (other than a delay by Seller in providing any of the Preliminary Documents as provided for above, which delay shall not be deemed a default hereunder), Buyer shall have the option of either (1) terminating this Agreement and receiving back the Earnest Money, or
         (2) continue this Agreement pending Buyer's action for specific performance of this Agreement.

         8.       Closing and Escrow.

                  (a) Upon mutual execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Escrow Holder and this Agreement shall serve as instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby.

                  (b) The parties shall conduct an escrow Closing. The Closing shall take place at the offices of Seller's legal counsel, Dodd & Batla, A Professional Corporation, located at 800 Brazos, Suite 1400, Austin, Texas 78701. D. Michael Dodd shall handle the Closing as agent of the Title Company. The Closing shall be on or before sixty (60) days from the Effective Date (as extended, if applicable, pursuant to section 4 (a) and Paragraph 6), or on such other date mutually agreed upon between Buyer and Seller in writing (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, Escrow Holder shall, unless it is notified by both parties to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which were deposited hereunder; provided, however, that in the event Escrow Holder receives conflicting notices, Escrow Holder may place such items in the registry of the District Court of Travis County, Texas. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to Close.

                  (c) At or before the Closing, Seller shall deliver to Escrow Holder or Buyer the following:

                           (i) a duly executed and acknowledged Deed;

                           (ii) a duly executed Bill of Sale;

                           (iii) originals of all Leases and a duly executed
                  and acknowledged Assignment of Leases;

                           (iv) originals of the Assumed Contracts not
                  previously delivered to Buyer (to the extent originals are available; provided if originals are not available Seller shall provide Buyer with true, correct and complete copies);

                           (v) a duly executed Assignment of Intangible
                  Property;


                                      (10)

                           (vi) originals of the building permits and
                  certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements and all Warranties and Guaranties not previously delivered to Buyer;

                           (vii) notices to the Tenants, each prepared and
                  completed by Seller for each Tenant, in the form attached as Exhibit J, each duly executed by Seller;

                           (viii) the Tenant Certificates;

                           (ix) a duly executed affidavit that Seller is not a
                  "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986 (the "Code") in the form attached as Exhibit K;

                           (x) such resolutions, authorizations, bylaws or
                  other corporate and/or partnership documents or agreements relating to Seller and its partners as shall be reasonably required by Buyer;

                           (xi) a full release of all monetary encumbrances
                  affecting the Property, including without limitation any mechanics' liens and such bond, indemnity or other arrangements as shall be necessary to cause the Title Company to insure title to the Property as vested in Buyer without any exception for such matters;

                           (xii) a closing statement in form and content
                  satisfactory to Buyer and Seller (the "Closing Statement") duly executed by Seller;

                           (xiii) all keys to the Property (except for keys in
                  the possession of the tenants);

                           (xiv) evidence of termination of any contracts and
                  other agreements affecting the Property that are not Assumed Contracts; and

                           (xv) any documents or agreements reasonably required
                  by the Title Company to issue the Title Policy.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

                  (d) At or before the Closing, Buyer shall deliver to Escrow Holder or Seller the following:

                           (i) a duly executed Assignment of Leases;

                           (ii) a duly executed Assignment of Intangible
                  Property;

                           (iii) the Closing Statement, duly executed by Buyer;
                  and


                                      (11)

                          (iv) the Purchase Price less any holdbacks and
                  proration credits provided for this Agreement.

                  (e) Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or Title Company or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

                  (f)      Prorations, Closing Costs and Adjustments.

                           (1) The following are to be apportioned as of 12:01
                  AM on the Closing Date, as follows:

                                  (i) Rent. Rent under the Leases shall be
                           apportioned as of the Closing Date. With respect to any rent arrearages arising under the Leases, after Closing, Buyer shall pay to Seller any rent actually collected which is applicable to the period preceding the Closing Date; provided, however, that all rent collected by Buyer shall be applied first to all unpaid rent accruing after the Closing Date, and then to unpaid rent accruing prior to the Closing Date. Buyer shall not be obligated to take any steps to recover any rent arrearages. Seller shall be permitted to pursue its remedy for collection of any rent arrearages applicable to the period prior to the Closing Date, provided that Buyer shall incur no cost, expense or liability in connection therewith, but Seller shall not be permitted to enforce any other legal or equitable remedies specifically including commencing eviction procedures.

                                  (ii) Leasing Costs. Seller shall pay as of
                           the Closing all leasing commission and tenant improvement costs, if any, in connection with any Lease executed on or before the Closing that are or will become due and payable as of or after the Closing. Buyer shall be entitled to a credit against the Purchase Price for any such commissions or costs incurred in connection with any Lease executed on or before the Closing.

                                  (iii) Security Deposits. Buyer shall be
                           entitled to a credit against the Purchase Price for the total sum of all security deposits paid to Seller by tenants under any Leases, and any interest earned thereon which, by law or the terms of such Leases, is payable to such tenants.

                                  (iv) Unexpired Concessions. Buyer shall be
                           entitled to a credit against the Purchase Price for any free rent, abatements, or other unexpired concessions under any Leases to the extent they apply to any period after the Closing.

                                  (v) Tenant Charges. Where the Leases contain
                           tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature, and where Seller has collected any portion thereof in excess


                                      (12)
                           of amounts owed by tenants for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Buyer on the Closing Date for such excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by tenants for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined that the amount collected during Seller's ownership period exceeded the tenants' obligation to pay for such expenses incurred during the same period by more than the amount previously credited to Buyer at Closing, then Seller shall promptly pay to Buyer the deficiency upon demand after the Closing.

                                  (vi) Utility Charges. Seller shall cause all
                           the utility meters to be read on the Closing Date, and will be responsible for the cost of all utilities used prior to the Closing Date, except to the extent such utility charges are billed to and paid by tenants directly.

                                  (vii) Real Estate Taxes and Special
                           Assessments. General real estate taxes payable for the 1997 calendar year and all prior years shall be paid by Seller. General real estate taxes payable for the 1998 calendar year shall be prorated between Seller and Buyer as of the Closing Date. Seller shall pay on or before Closing the full amount of any bonds or assessments against the Property including interest payable therewith, including any bonds or assessments that may be payable after the Closing Date as a result of or in relation to the construction or operation of any Improvements or any public improvements that took place or for which any assessment was levied prior to the Closing Date. Buyer shall pay the full amount of any bonds or assessments incurred after the Closing Date that are not subject to the immediately preceding sentence. If the amount of general real estate taxes for the 1998 calendar year cannot be determined on the Closing Date, then a proration shall be made by the parties based on a reasonable estimate of the real property taxes applicable to the Property and the parties shall adjust the proration when the actual amount becomes known upon the written request of either party made to the other.

                                  (viii) Other Apportionments. Amounts payable
                           under the Assumed Contracts, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other Property operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date.

                                  (ix) Preliminary Closing Adjustment. Seller
                           and Buyer shall jointly prepare and approve a preliminary Closing adjustment on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to Escrow Holder prior to Closing.



                                      (13)

                                  (x) Post-Closing Reconciliation. Subject to
                           the provisions of Subparagraph vii above, if any of the aforesaid prorations cannot be definitely calculated on the Closing Date, then they shall be estimated at the Closing and definitely calculated as soon after the Closing Date as feasible, but in any event within sixty (60) days after the Closing Date. As soon as the necessary information is available, Buyer shall conduct a post-Closing audit to determine the accuracy of all prorations made to the Purchase Price (the "Post-Closing Audit"). Either party owing the other party a sum of money based on such subsequent proration(s) or the Post-Closing Audit shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

                           (2) Closing Costs. Seller shall pay for the Survey,
                  the Title Commitment and the premium for the Title Policy, the charge for the survey deletion, the cost of any Endorsements, the chain of title search any escrow fees or costs and sales tax (if any). Recording fees, shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. Seller shall be responsible for all costs incurred in connection with the prepayment or satisfaction of any loan or bond secured by the Property including, without limitation, any prepayment fees, penalties or charges. All other costs and charges of the escrow for the sale not otherwise provided for in this Agreement shall be allocated in accordance with the closing customs for Travis County, Texas. Buyer and Seller shall each be responsible for their respective legal fees to negotiate and execute this Agreement. In the event this Agreement is terminated or Closing occurs, the foregoing allocation of costs shall survive such termination or Closing.

                           (3) Survival. The provisions of this Subparagraph
                  (f) shall survive the Closing.

         9. Representations, Warranties and Covenants of Seller. As of the date hereof and again as of Closing, Seller represents and warrants to, and covenants with, Buyer as follows:

                  (a) To Seller's knowledge, (i) there are now, and at the time of Closing will be, no material physical or mechanical defects of the Property, including, without limitation, the structural and load-bearing components of the Property, the parking lots, the plumbing, heating, air conditioning and electrical and life safety systems, and (ii) all roofs have approximately ten (10) years of useful life remaining (assuming the roofs are subject to a normal maintenance program), provided, however, Buyer shall verify to its satisfaction during the Due Diligence Period the number of years of remaining useful life of all roofs and this representation shall not serve as a warranty or covenant and shall not survive closing.

                  (b) All documents delivered by Seller to Buyer, or made available to Buyer for review in connection with the transactions contemplated hereunder, including without


                                      (14)
         limitation, all documents described in Paragraph 4, above, are and at the time of Closing will be complete copies of all such documents in Seller's possession and/or control.

                  (c) To Seller's knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, affecting the Property (other than as set forth in the Title Commitment). Seller shall notify Buyer promptly of any such proceedings of which Seller becomes aware.

                  (d) Seller has not been served with, Seller has no knowledge of any pending, and Seller has received no written notice of any threatened litigation against Seller or any basis therefor that arises out of the ownership of the Property. Seller shall notify Buyer promptly of any such litigation of which Seller becomes aware.

                  (e) (i) To Seller's knowledge, Seller and the Property is in compliance in all material respects with all Environmental Laws; (ii) Seller has not received any notice, order, directive, complaint or other communication, written or oral, from any governmental agency or other person or entity alleging the occurrence of any violation of any Environmental Laws; and (iii) to Seller's knowledge, the Property does not contain any building materials that contain Hazardous Material. For the purposes of this subparagraph, the following words shall have the following meanings:

                           (1) "Environmental Law" means federal, state and
                  local laws, statutes, ordinances, rules, regulations (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. Sections 9601 et seq.) ("CERCLA"), the Federal Insecticide Fungicide and Rodenticide Act of 1976 (7 U.S.C. Sections 136, et. seq. ("FIFRA") and the applicable provisions of the Texas Health and Safety Code, and Texas Water Code, as amended from time to time (the "Texas Codes") and rules and regulations promulgated thereunder), authorizations, judgments, decrees, administrative orders, concessions, grants, franchises, agreements and other governmental restrictions and requirements relating to the environment or to any Hazardous Material.

                           (2) "Hazardous Material" means, at any time, (a) any
                  substance, product, chemical, compound, material, mixture, waste or other material of any nature whatsoever (i) which is now or hereafter listed, defined or otherwise classified pursuant to any Environmental Laws as a "hazardous substance", "hazardous waste", "infectious waste", "hazardous material", "extremely hazardous waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) which is now or hereafter regulated or listed by any local, state or federal governmental authority, entity or agency pursuant to any Environmental Laws; or (iii) which may give rise to any liability under any Environmental Laws or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of state or federal court; (b) asbestos and


                                      (15)
                  asbestos-containing materials; and (c) radon; (d) PCB's, petroleum and petroleum products or fractions thereof, including without limitation, crude oil, and any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel or any mixture thereof.

                  (f) Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

                  (g) There are no free rent, abatements, incomplete tenant improvements, rebates, allowances, or other unexpired concessions (collectively referred to as "Offsets") or rights under any existing or pending Leases that will be outstanding as of the Closing Date and Seller has paid in full any of landlord's leasing costs or obligations.

                  (h) No brokerage, finders fee or commission, locator fee or similar fee or commission is due or unpaid by Seller with respect to any Lease.

                  (i) The copies of the Leases delivered by Seller to Buyer contain all of the information pertaining to any rights of any parties to occupy the Property, including, without limitation, all information regarding any rent concessions, tenant improvements, or other inducements to lease.

                  (j) The Rent Roll is true, complete and accurate and, except as disclosed by Seller to Buyer in writing, there exist no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller as landlord under the Leases listed thereon. To Seller's knowledge, there exist no defaults and no events which, with the giving of notice or passage of time, or both, would constitute a default by any tenants thereon.

                  (k) Seller is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Texas; this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Seller, are and at the time of Closing will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, are and at the time of Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller or the Property is subject. Seller has obtained all necessary authorizations, approvals and consents to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (l) Seller is not a "foreign person" within the meaning of
         Section 1445(f)(3) of the Code.

                  (m) Seller is the legal and equitable owner of the Property, with full right to convey the same, and without limiting the generality of the foregoing, Seller has not granted any


                                      (16)
         option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property.

         For purposes of this Agreement, whenever the phrase "to Seller's knowledge" or words of similar import are used, they shall be deemed to refer to the knowledge after due and diligent inquiry of Seller's files of (i) North Austin Office, Ltd., (ii) all general partners of the entities comprising Seller, (iii) all individuals who have acted as property managers of the Property while it has been owned by Seller, (iv) all employees or agents of Seller or a general partner of Seller with supervisory responsibilities concerning the Property, and (v) such other persons at a management or supervisory level who would, in the ordinary course of their responsibilities as employees or agents of Seller, receive notice from other agents or employees of Seller or from other persons or entities of any of the matters described in the representations and warranties in this Agreement which are limited by the knowledge of Seller.

         10. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that Buyer is a real estate investment trust organized under the laws of the State of Texas; this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Buyer, and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is subject.

         11. Continuation and Survival. All representations, warranties and covenants by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall be deemed made as of the date of, this Agreement or such writing and again-at the Closing, shall be deemed to be material, and unless expressly provided to the contrary shall survive and shall survive the execution and delivery of this Agreement and the Closing until the second (2nd) anniversary of the Closing Date and shall terminate upon such date except as to any claim asserted by Buyer to Seller by notice given before such date.

         12.      Indemnity.

                  (a) Seller shall hold harmless, indemnify and defend Buyer, its successors and assigns and their respective agents, employees, officers, trustees, members and retirants and the Property from and against any and all obligations, liabilities, claims, liens or encumbrances, demands, losses, damages, causes of action, judgments, costs and expenses (including attorneys' fees), whether direct, contingent or consequential and no matter how arising ("Losses and Liabilities") in any way (i) related to the Property and arising or accruing during the time prior to the Closing; (ii) related to or arising from any act, conduct, omission, contract or commitment of Seller with respect to the Property; or (iii) resulting from any misrepresentation of Seller or any inaccuracy in or breach of any representations and warranties by Seller or resulting from any breach or default by Seller under this Agreement.

                  (b) Except for Losses and Liabilities arising directly or indirectly from or out of a circumstance resulting from a breach of any of Seller's representations or warranties, or which shall have arisen out of any aspect of the Property, its management or operations prior to


                                      (17)

         Closing, Buyer shall hold harmless, indemnify and defend Seller, its successors and assigns and their respective agents, employees, officers and partners, from and against any and all Losses and Liabilities in any way (i) related to the Property and arising or accruing during the time that Buyer owns or has any interest in the Property; (ii) related to or arising from any act, conduct, omission, contract or commitment of Buyer at any time or times, including, without limitation, any claim arising or occurring under any Lease or any Assumed Contract during the time that Buyer owns or has any interest in the Property; or (iii) resulting from any misrepresentation of Buyer or any inaccuracy in or breach of any representation or warranty of Buyer or resulting from any breach or default by Buyer under this Agreement.

                  (c) The provisions of Paragraph 12 shall survive Closing.

         13. Risk of Loss. In the event any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction (a) is fully covered by Seller's insurance, except for the deductible amounts and any coinsurance contribution due from Seller thereunder, and the insurer agrees to timely pay for the entire cost of such repair less such deductible and coinsurance, and (b) would cost Two Hundred Thousand Dollars ($200,000.00) or less to repair or restore, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to such deductible and coinsurance amounts, and Seller shall assign to Buyer all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction (c) is not fully covered by Seller's insurance, other than the deductible and coinsurance amounts, and (d) would cost less than Two Hundred Thousand Dollars ($200,000.00) to repair or restore, then the transaction contemplated by this Agreement shall be consummated with Buyer receiving a credit against the Purchase Price at the Closing in an amount reasonably determined by Seller and Buyer (after consultation with unaffiliated experts) to be the cost of repairing such damage or destruction, but in no event more than Two Hundred Thousand Dollars ($200,000.00). In the event (e) any of the Property is damaged or destroyed prior to the Closing and the cost of repair would exceed Two Hundred Thousand Dollars ($200,000.00), or (f) if condemnation proceedings are commenced against any of the Property, then, notwithstanding anything to the contrary set forth in this Paragraph, Buyer shall have the right, at its election, either to terminate this Agreement in its entirety, or only as to that portion of the Property subject to condemnation proceedings (in which case there shall be an equitable adjustment to the Purchase Price), or to not terminate this Agreement and purchase the Property. Buyer shall have thirty
(30) days after Seller notifies Buyer that any portion of the Property is subject to condemnation proceedings to make such election by delivery to Seller of an election notice (the "Election Notice"). Buyer's failure to deliver the Election Notice within such thirty (30) day period shall be deemed an election to terminate this Agreement in its entirety. In the event this Agreement is terminated in its entirety or in part pursuant to this Paragraph, by delivery of notice of termination to Seller, Buyer and Seller shall each be released from all obligations hereunder pertaining to that portion of the Property affected by such termination. In the event Buyer elects not to terminate this Agreement, Seller shall notify Buyer that Buyer shall receive a credit against the Purchase Price at the Closing in the amount equal to the value agreed upon by Buyer and Seller of any Property taken as a result of such proceeding, in which case this Agreement shall otherwise remain in full force and effect, and Seller shall be entitled to any condemnation



                                     (18)
awards. Any repairs elected to be made by Seller pursuant to this Paragraph shall be made within one hundred and eighty (180) days following such damage or destruction and the Closing shall be extended until the repairs are substantially completed. As used in this Paragraph, the cost to repair or restore shall include the cost of lost rental revenue.

         14. Possession. Possession of the Property shall be delivered to Buyer on the Closing Date (subject to the rights of the tenants in possession under Leases), provided, however, that prior to the Closing Date Seller shall afford authorized representatives of Buyer reasonable access to the Property for purposes of satisfying Buyer with respect to the representations, warranties and covenants of Seller contained herein and with respect to satisfaction of any Conditions Precedent to the Closing contained herein, including, without limitation, a Phase I environmental investigation. In the event this Agreement is terminated, Buyer shall restore the Property to substantially the condition in which it was found. Buyer hereby agrees to indemnify and hold Seller harmless from any damage or injury to persons or property caused by Buyer or its authorized representatives during their entry and investigations prior to the Closing. The indemnity contained in the preceding sentence shall survive the termination of this Agreement or the Closing, as applicable, provided that Buyer shall have no liability under such indemnity unless Seller gives Buyer written notice of any claim it may have against Buyer under such indemnity within twelve (12) months of such termination or the Closing Date, as applicable.

         15. Maintenance of the Property and Property Personnel. Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted, shall perform all work required to be performed by the landlord under the terms of any Lease, and shall make all repairs, maintenance and replacements of the Improvements and any Tangible Personal Property and otherwise operate the Property in the same manner as before the making of this Agreement, as if Seller were retaining the Property. After full execution of this Agreement and until the Closing, Seller shall maintain all existing personnel on the Property, if any, in their current employment positions at their current (or an increased) rate of compensation. Any changes in such personnel, other than in the ordinary course of business which would not result in a reduction in the level of management attention or service to the Property, shall be subject to Buyer's reasonable approval.

         16. Leasing; Buyer's Consent to New Contracts Affecting the Property; Termination of Existing Contracts. Seller shall use commercially reasonable efforts until Closing to lease any vacant space in the Improvements to tenants pursuant to Space Leases in form and content acceptable to Buyer. Seller shall not, after the date of Seller's execution of this Agreement, enter into any Lease or contract affecting the Property, or any amendment thereof, or permit any tenant to enter into any sublease, assignment or agreement pertaining to the Property, or waive, compromise or settle any rights of Seller under any contract or Lease, or agree to return any security deposit, or modify, amend, or terminate any Assumed Contract, without in each case obtaining Buyer's prior written consent thereto, which consent shall not be unreasonably withheld or delayed (unless Seller's permission or consent is otherwise required in such lease or related agreement or such lease or related agreement provides that Seller is not to unreasonably withhold consent to such action, it being hereby specifically agreed that Seller need not obtain Buyer's prior written consent to any matter in which the lease or agreement provides that Seller's permission or consent is not to be unreasonably

                                      (19)
withheld, but Seller will provide prior written notice of any such required action). Buyer shall be deemed to have disapproved any request for consent made by Seller pursuant to this paragraph if Buyer fails to respond to Seller with Buyer's approval or disapproval within five (5) business days of Seller's request for Buyer's approval. Seller shall terminate prior to the Closing, at no cost or expense to Buyer, any and all management agreements or contracts affecting the Property that Purchaser requests be terminated.

         17. Insurance. Through the Closing Date, Seller shall maintain or cause to be maintained, at Seller's sole cost and expense:

                  (a) a policy or policies of insurance in amounts equal to the full replacement value of the Improvements and the Tangible Personal Property, insuring against all insurable risks, including, without limitation, fire, vandalism, malicious mischief, lightning, windstorm, water, earthquake and other perils customarily covered by casualty insurance and the costs of demolition and debris removal; and

                  (b) a policy or policies of workers' compensation an employers' liability insurance, commercial general liability insurance, and automobile liability insurance, each in the amount and form maintained by Seller prior to the date of this Agreement.

         18. Cooperation with Buyer. Seller shall cooperate and do all acts as may be reasonably required or requested by Buyer with regard to the fulfillment of any Condition Precedent but Seller's representations and warranties to Buyer shall not be affected or released by Buyer's waiver or fulfillment of any Condition Precedent. Seller hereby irrevocably authorizes Buyer and its agents to make all reasonable inquiries with and applications to any third party, including any governmental authority, as Buyer may reasonably require to complete its due diligence.

         19. Brokers and Finders. Pursuant to separate agreement, Seller shall pay CB Commercial Real Estate Group, Inc., Capital Leasing, Management & Sales, and Wes Kirkham Properties, a brokerage commission for their services in this transaction. Except as provided in the foregoing sentence, neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the sale contemplated herein. In the event that any other broker or finder claims a commission or finder's fee based upon any contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. The party through whom any other broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers, trustees, members and retirants and the Property from and against any and all obligations, liabilities, claims, demands, liens, encumbrances and losses (including attorneys' fees), whether direct, contingent or consequential, arising out of, based on, or incurred as a result of such claim. The provisions of this Paragraph shall survive the Closing or termination of this Agreement.





                                      (20)

         20.      INTENTIONALLY OMITTED.

         21. Publicity and Confidentiality. The parties shall at all times keep this transaction and any documents received from each other confidential, except to the extent necessary to (a) comply with applicable law and regulations, or (b) carry out the obligations set forth in this Agreement. Any such disclosure to third parties shall indicate that the information is confidential and should be so treated by the third party. No press release or other public disclosure may be made by Seller or any of its agents concerning this transaction without the prior written consent of Buyer.

         22.      Miscellaneous.

                  (a) Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one
         (1) business day after being deposited with Federal Express or another reliable overnight courier service or next day delivery, (iii) being transmitted by facsimile telecopy, or (iv) two (2) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

                  If to Seller:        North Austin Office, Ltd.
                  ------------
                                       580 5th Avenue, Room 617
                                       New York, New York 10036
                                       Attn: Morris Friedman
                                       Fax No.: 212-221-1834
                                       Telephone No.: 800 225-5844

                  And a copy to:       Dodd & Batla, A Professional Corporation
                  --------------
                                       800 Brazos, Suite 1400
                                       Austin, Texas 78701
                                       Attn: D. Michael Dodd
                                       Fax No.: 512-472-1522
                                       Telephone No.: 512-472-1520

                  If to Seller:        American Industrial Properties REIT
                  ------------
                                       6210 North Beltline, Suite 170
                                       Irving, Texas 75063-2656
                                       Attn:  Mr. Lewis D. Friedland
                                       Fax No.:  (972) 550-6037
                                       Telephone No.:  (972) 550-6053

                  And a copy to:       Liddell, Sapp, Zivley, Hill & LaBoon,
                                       L.L.P.
                                       2001 Ross Avenue, Suite 3000
                                       Dallas, Texas  75201-8001
                                       Attn:  Brad B. Hawley
                                       Fax No.: (214) 849-5599
                                       Telephone No.: (214) 849-5588

         or such other address as either party may from time to time specify in writing to the other.


                                      (21)

                  (b) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Neither Buyer nor Seller shall assign its right, title and interest in and to this Agreement without the other party's prior written consent unless any such assignment is to an affiliate of Buyer or Seller, as the case may be, in which event no such consent shall be required.

                  (c) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  (e) Merger of Prior Agreements. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof, as the same may have been amended, which shall be of no further force or effect upon execution of this Agreement by Buyer and Seller.

                  (f) Enforcement. In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

                  (g) Time of the Essence. Time is of the essence of this Agreement.

                  (h) Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

                  (i) Exhibits. All exhibits attached hereto are incorporated herein as though fully set forth herein.







                                      (22)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        Buyer:

                                        AMERICAN INDUSTRIAL PROPERTIES REIT
                                        A Texas real estate investment trust

                                        By: /s/ LEWIS D. FRIEDLAND
                                           ------------------------------------
                                        Name:   Lewis D. Friedland
                                             ----------------------------------
                                        Title:  Vice President
                                              ---------------------------------

                                        Seller:


                                        NORTH AUSTIN OFFICE, LTD.,
                                        A Texas limited partnership

                                        By:  9001 IH35, Inc.
                                             A Texas corporation
                                             Its General Partner

                                        By: /s/ MORRIS FRIEDMAN
                                           ------------------------------------
                                        Morris Friedman, President




Texas Professional Title, Inc. agrees to act as Escrow Holder and disburse and/or apply the Earnest Money in accordance with the terms of this Agreement and to comply with the terms and provisions of Paragraph 21 of this Agreement. Texas Professional Title, Inc. agrees to comply with all reporting requirements of Section 6045 of the United States Internal Revenue Code and the regulations promulgated thereunder.

                                        TEXAS PROFESSIONAL TITLE, INC.



                                        By: /s/ JEANINE M. WEST
                                           ------------------------------------
                                        Its: Sr. Vice President
                                            -----------------------------------
                                        Dated: February 19, 1998
                                              ---------------------------------

                                      (23)

                                LIST OF EXHIBITS




Exhibit           A        -        Description of Land
Exhibit           B        -        Inventory of Tangible Personal
                                    Property
Exhibit           C        -        Deed
Exhibit           D        -        Bill of Sale
Exhibit           E        -        Assignment and Assumption of
                                    Intangible Property
Exhibit           F        -        Assignment of Leases
Exhibit           G        -        Surveyor's Certificate
Exhibit           H        -        Environmental Reports
Exhibit           I        -        Rent Roll
Exhibit           J        -        Notice of Lease Assignment
Exhibit           K        -        Transferor's Certification of
                                    Non-Foreign Status
Exhibit           L        -        Tenant Certificate



                                      (24)

                                   EXHIBIT A

                                 REAL PROPERTY



         Lot One (1), RESUBDIVISION OF LOT 1, GREENWAY PLAZA SECTION ONE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 93, Page 300, Plat Records of Travis County, Texas

                                   EXHIBIT B

                          PERSONAL PROPERTY INVENTORY

                                   EXHIBIT C

                             SPECIAL WARRANTY DEED


RECORDING REQUESTED BY:
WHEN RECORDED MAIL TO:

-----------------------------
-----------------------------
-----------------------------
-----------------------------
-----------------------------



MAIL TAX STATEMENT TO:

American Industrial Properties REIT
6210 North Beltline Road
Suite 170
Irving, Texas 75063-2656
Attn: Mr. Marc Simpson

------------------------------------------------------------------------------
                   (Space Above Line for Reorder's Use Only)

                             SPECIAL WARRANTY DEED

THE STATE OF TEXAS  )
                    )                    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS    )

         NORTH AUSTIN OFFICE, LTD., a Texas limited partnership ("Grantor"), and for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Grantee"), whose address is 6210 North Beltline Road, Suite 170, Irving, Texas 75063-2656 the receipt and sufficiency of which is hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, ASSIGNED and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, ASSIGN and CONVEY, unto Grantee:

         (A) that certain real property located in Austin, Travis County, Texas, and being more particularly described in Exhibit A attached hereto and incorporated herein for all purposes (the "Land");

         (B) all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements, including without limitation building permits, licenses, permits and certificates, utilities commitments, air rights, water, water rights, riparian rights, and water stock relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of Seller's right, title and interest in and to all roads, easements, rights of way and alleys adjoining, serving or servicing the Land (collectively, the "Appurtenances");

         (C) All improvements and fixtures located on the Land and Appurtenances, including, without limitation, that certain office building and related improvements located on the Land, and all apparatus, and equipment used in connection with the operation or occupancy of the Land and appurtenances, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal or other services on the Land and appurtenances, and along with all on-site parking facilities (collectively the "Improvements") (the Land, Appurtenances and Improvements being herein collectively called the "Property").

         TO HAVE AND TO HOLD the Property, together with all and singular any other rights and appurtenances thereto in anywise belonging, unto Grantee, its legal representatives, successors and assigns, FOREVER, subject to those restrictions and encumbrances listed on Exhibit B, attached hereto and incorporated herein by reference for all purposes, to the extent (but no further) that same are valid and subsisting as of the date hereof and affect title to the Property (collectively, the "Encumbrances"); and Grantor does hereby bind itself, its legal representatives, successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof subject, however, to the Encumbrances, when the claim is by, through or under Grantor but not otherwise.

         Ad valorem taxes and assessments and maintenance fees, if any, for the year 1998 have been prorated between Grantor and Grantee as of the date hereof, and Grantee assumes the obligations to pay same as they become due and payable subsequent to the date hereof. Grantor warrants and represents that all ad valorem taxes and assessments and all maintenance fees for the Conveyed Property for 1997 and all prior years have been fully paid and all such taxes and assessments have been assessed and paid on the full assessed value without any abatement, exemption, or credit for special uses, agricultural use, or other land use which would create an additional tax obligation upon the conveyance to Grantee or upon the lapse of time. All such taxes and assessments for each year prior to the current year and for the current year to the date hereof shall be paid by Grantor. If the proration as of the date hereof is based upon an estimate of ad valorem taxes and assessments and maintenance fees for the current year, then upon demand by either party hereto, the parties shall, if necessary, promptly and equitably adjust all such ad valorem taxes and assessments and maintenance fees as soon as reasonably practical after the date actual figures for such items for the current year are available.

         IN TESTIMONY WHEREOF, this instrument is executed effective as of the ____ day of ___________________, 199__.


                                        NORTH AUSTIN OFFICE, LTD.,
                                        A Texas limited partnership

                                        By:      9001 IH35, Inc.
                                                 A Texas corporation
                                                 Its General Partner

                                                 By:
                                                    ----------------------------
                                                 Morris Friedman, President

Exhibit A         - Land
Exhibit B         - Encumbrances

STATE OF ___________  )
                      )
COUNTY OF _________   )

         This instrument was acknowledged before me on , 199__, by MORRIS FRIEDMAN, President of 9001 IH35, INC., a Texas Corporation, on behalf of said corporation as General Partner of NORTH AUSTIN OFFICE, LTD., a Texas limited partnership, on behalf of said limited partnership.



                                        ---------------------------------------
                                        Notary Public in and for
                                        the State of __________
                                        My Commission Expires:

                                        ---------------------------------------

Exhibit A         - Land
Exhibit B         - Existing Encumbrances

                             EXHIBIT A to Exhibit C

                               LEGAL DESCRIPTION

                             EXHIBIT B to EXHIBIT C

                                  ENCUMBRANCES

                                   EXHIBIT D

                                  BILL OF SALE


         FOR VALUE RECEIVED, the undersigned ("Seller") hereby sells, conveys and assigns to AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Buyer"), all of the undersigned's right, title and interest in and to all equipment, fixtures, inventory and other tangible personal property of any kind and nature owned by Grantor and attached to or located on the real property described on Exhibit A attached hereto ("Real Property"), including without limitation all furniture, furnishings, floor coverings; office equipment and supplies; heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, air conditioning fixtures, systems and equipment; disposals; window screens; storm windows; sprinklers; hoses; tools; lawn equipment; elevators and escalators; compressors; engines; boilers, and all other related machinery, equipment, fixtures, supplies, replacement parts and other tangible personal property whatsoever, including, without limitation, the personal property described in
Schedule 1 which is attached hereto and incorporated herein.

         TO HAVE AND TO HOLD the foregoing personal property unto Buyer and its successors and assigns forever.

         The undersigned warrants that it owns good and marketable title to the foregoing personal property and will defend title to said personal property against all persons claiming a prior right thereto to the extent that such prior right is alleged to exist on or before the date of this Bill of Sale.

         Said personal property is used in connection with that certain office building commonly known as WHITNEY JORDAN PLAZA in Austin, Travis County, Texas.

         IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale on this ____ day of ________________, 19__, in .

                                        NORTH AUSTIN OFFICE, LTD.,
                                        A Texas limited partnership

                                        By:      9001 IH35, Inc.
                                                 A Texas corporation
                                                 Its General Partner

                                                 By:
                                                    ---------------------------
                                                 Morris Friedman, President

                                   Schedule 1

                               PERSONAL PROPERTY

                                   EXHIBIT E

                          ASSIGNMENT AND ASSUMPTION OF
                         SERVICE CONTRACTS, WARRANTIES,
               GUARANTIES, PERMITS AND OTHER INTANGIBLE PROPERTY


                  THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, WARRANTIES, GUARANTIES AND OTHER INTANGIBLE PROPERTY (this "Assignment") is made and entered into as of the ____ day of , 199__, by NORTH AUSTIN OFFICE, LTD., a Texas limited partnership ("Assignor"), to AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Assignee").

                                  WITNESSETH:

                  WHEREAS, Assignor is contemporaneously herewith selling pursuant to that certain Purchase and Sale Agreement dated , 1998, by and between Assignor and Assignee (the "Purchase Agreement") that certain real property and improvements thereon located in the City of Austin, County of Travis, State of Texas, the real property which is more particularly described on Schedule 1 attached hereto and incorporated herein by this reference ("Real Property"). Terms used in this Agreement and not otherwise defined shall be given the meanings defined in the Purchase Agreement.

         WHEREAS, except for the Names and Marks as hereafter provided for, Assignor desires to assign its interest in and to the following to Assignee as of the date on which title to the Real Property is vested in Assignee (the "Transfer Date"), and Assignee desires to accept the assignment thereof and assume Assignor's obligations thereunder from and after the Transfer Date:

                  (a) All service contracts described in Schedule 2 attached hereto and incorporated herein by this reference (the "Contracts");

                  (b) All Warranties and Guaranties (the "Warranties and Guaranties", hereafter defined);

                  (c) All Names and Marks (the "Names and Marks", hereafter defined);

                  (d) All Intangible Property (the "Intangible Property", hereafter defined); and

                  (e) All Permits (the "Permits", hereafter defined).


         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. As of the Transfer Date, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in, to and under the
(a) Contracts; (b) Warranties and Guarantees; (c) Names and Marks; (d) Intangible Property and (e) Permits (collectively the "Assigned Interests"). Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses and Liabilities"), which arise out of or are in any way related to the Assigned Interests after the Transfer Date caused by a material default thereunder by Assignor occurring or existing on or prior to the Transfer Date.

         2. Assignee, as of the Transfer Date, hereby accepts the foregoing assignment and assumes all of the Assignor's obligations under the Assigned Interests which arise or relate to the period after the Transfer Date. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all Losses and Liabilities arising out of or in any way related to the Assigned Interests after the Transfer Date, except for Losses and Liabilities which arise out of or are in any way related to the Assigned Interests after the Transfer Date caused by a material default thereunder by Assignor occurring or existing on or prior to the Transfer Date.

         3.       The following terms shall have the following meanings:

                  (a) The term "Warranties and Guaranties" as used herein shall mean and include all warranties and guarantees to the extent assignable, whether or not written, for all or any portion of the Property, including, without limitation, the Improvements and the tangible Personal Property, including, without limitation, construction warranties from contractors and subcontractors.

                  (b) The term "Names and Marks" as used herein shall mean the name "Whitney Jordan Plaza." Notwithstanding anything herein or in any other agreement to the contrary, Assignee is acquiring merely the right to continue to use the name "Whitney Jordan Plaza" as the name of the office building now located at 9001 IH35, Austin, Travis County, Texas. In the event Assignee ever ceases using the name "Whitney Jordan Plaza" for such purpose, Assignee's right to use said name shall terminate. In this regard, Assignee acknowledges and agrees that the name "Whitney Jordan" is a name used by Assignor in its businesses and Assignor is not selling, assigning, granting or conveying ownership of said name.

                  (c) The term "Intangible Property" as used herein shall mean and include all intangible property owned by Asssignor and used in connection with the Property, including without limitation, all of the Real Property which is held or deemed to constitute intangible personal property; to the extent assignable, all plans and specifications, working drawings, site elevation and as-built surveys, soil and substrata studies, architectural plans, engineering plans and studies, floor plans, landscape plans, appraisals, and other technical reports of any kind, character or description; to the extent assignable, all promotional material, market studies, tenant data and other related material of any kind; all claims, demands or causes of action, including without limitation, any arising out of or relating to or caused by any defects in design or construction; all rights under any restrictive or protective covenants or declarations or other matters affecting title to any of the property herein conveyed.

                  (d) The term "Permits" as used herein shall mean and include all environmental, air pollution control, waste water, building, occupancy, governmental permits and approvals of every kind and nature relating to the construction, operation, use or occupancy of the Property.

         4. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and expenses. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

         5. This Assignment shall be binding on and inure to the benefit of the parties herein, their heirs, executors, administrators, successors-in-interest and assigns.

         6. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

         7. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         8. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under the Purchase Agreement.

ASSIGNOR:                      NORTH AUSTIN OFFICE, LTD.,
                               A Texas limited partnership

                               By:      9001 IH35, Inc.
                                        A Texas corporation
                                        Its General Partner

                                        By:
                                           ---------------------------
                                        Morris Friedman, President

ASSIGNEE:                               AMERICAN INDUSTRIAL PROPERTIES REIT
                                        A Texas real estate investment trust

                                        By:
                                           ---------------------------

                                           ---------------------------
                                             (Print Name and Title)

                                   Schedule 1

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                   Schedule 2

                          DESCRIPTION OF THE CONTRACTS

                                   EXHIBIT F

                      ASSIGNMENT AND ASSUMPTION OF LEASES

         THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") dated as of the day of ___________________, 199__, is made and entered into by and between NORTH AUSTIN OFFICE, LTD., a Texas limited partnership ("Assignor"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Assignee").

                                  WITNESSETH:

         WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property located in the City of Austin, County of Travis, State of Texas, incorporated herein by this reference (the "Property") more particularly described on Schedule 1, attached hereto and incorporated herein by this reference, which leases are described in Schedule 2 attached hereto and incorporated herein by this reference (the "Leases").

         WHEREAS, Assignor is contemporaneously herewith selling the Property to Assignee pursuant to that certain Purchase and Sale Agreement dated ______________, 199__, by and between Assignor and Assignee (the "Purchase Agreement").

         WHEREAS, Assignor desires to assign its interest in and to the Leases to Assignee as of the date on which title to the Property is vested in Assignee (the "Transfer Date"), and Assignee desires to accept the assignment thereof and assume Assignor's obligations thereunder from and after the Transfer Date.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby agree as follows:

         1. As of the Transfer Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases. On the Transfer Date, Assignor has transferred those security deposits in the amounts and under the Leases listed on Schedule 3 attached hereto to Assignee (the "Transferred Security Deposits").

         2. Assignor warrants and represents that as of the Transfer Date, the attached Schedule 2 includes all of the Leases affecting the Property and there are no assignments of or agreements to assign the Leases to any other party.

         3. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses and Liabilities"), caused by a material default by Assignor under the Leases described in Schedule 2 occurring prior to or on the Transfer Date.

         4. Assignee, as of the Transfer Date, hereby accepts the foregoing assignment and assumes all of the lessor's obligations under the Leases described in Schedule 2 relating to the period from and after the Transfer Date, including the obligation to return the Transferred Security Deposits in accordance with the terms of the Leases. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all Losses and Liabilities arising out of Lessor's obligations under the Leases described in Schedule 2 and related to the period after the Transfer Date, except for Losses and Liabilities caused by a material default by Assignor under the Leases described in Schedule 2 occurring prior to or on the Transfer Date.

         5. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses in such litigation, including, without limitation, reasonable attorneys' fees and expenses. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

         6. This Assignment shall be binding on and inure to the benefit of the parties herein, their heirs, executors, administrators, successors-in-interest and assigns.

         7. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         8. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under the Purchase Agreement.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the date and year first above written.

ASSIGNOR:                           NORTH AUSTIN OFFICE. LTD.
                                    A Texas limited partnership

                                    By:      9001 IH35, Inc.
                                             A Texas corporation
                                             Its General Partner

                                             By:
                                                -----------------------
                                             Morris Friedman, President


ASSIGNEE:                           AMERICAN INDUSTRIAL PROPERTIES REIT
                                    A Texas real estate investment trust


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                           ----------------------------

                                   Schedule 1

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                   Schedule 2

                           DESCRIPTION OF THE LEASES

                                   Schedule 3

                         TRANSFERRED SECURITY DEPOSITS

                                   EXHIBIT G

                             SURVEYOR'S CERTIFICATE

         I hereby certify that on the ____ day of ________________, 199__:

                  (a) this survey was made on the ground as per the field notes shown on this survey and correctly shows (i) the boundaries and areas of the subject property and the size, location and type of buildings and improvements thereon (if any) and the distance therefrom to the nearest facing exterior property lines of the subject property (ii) the location of all rights-of-way, easements and any other matters of record (or of which are visible or of which I have knowledge or have been advised, whether or not of record) affecting the subject property including, without limitation, those described on the Commitment);
         (iii) the location of the parking areas on the subject property showing the number of parking spaces provided thereby; (iv) all abutting dedicated public streets providing access to the subject property together with the width and name thereof; and (v) all other significant items on the subject property;

                  (b) except as shown on the survey, there are no (i) encroachments upon the subject property by improvements on adjacent property; (ii) encroachments on adjacent property, streets or alleys by any improvements on the subject property; (iii) party walls, or
         (iv) conflicts or protrusions;

                  (c) adequate ingress to and egress from the subject property is provided by (name of street), the same being paved, dedicated public right(s)-of-way maintained by (name of maintaining authority);

                  (d) all required building setback lines on the subject property are located as shown hereon;

                  (e) no part of the subject property lies within a flood plain or flood prone area or flood way of any body of water;

                  (f) this survey conforms to the current Texas Society of Professional Surveyors Standards and Specifications for a Category 1 A, Condition II Survey;

                  (g) I have reviewed the latest available maps of geological faults in the Austin metropolitan area prepared by the U.S. Department of the Interior, U.S. Geological Survey, and have located the subject property on the map titled " " and dated ___________________. None of the geological fault lines shown on that map affects the subject property, and I saw no evidence of any displacement of the surface or other evidence of the existence of an active geological fault on or affecting the property.

                  (h) The description of the property shown hereon corresponds to the boundaries of the property shown on the Title Commitment, and such description closes by engineering calculation.

                  (i) No covenants, restriction or easements that are of records, discoverable upon visual inspection, or otherwise known to me, appear to me to have been violated in any respect except as follows: ___________________________ (if none, so state).

                                      ------------------------------------------
                                      (Signature of Surveyor)

                                      Registered Public Surveyor

                                      Registration No.
                                                      --------------------------
                                      (Name, address, telephone number and job number of Surveyor)

                                   EXHIBIT H

                             ENVIRONMENTAL REPORTS



         1. Phase I (MBA) Environmental Study for 9001 IH 35, Austin, Texas dated April 8, 1993, prepared by Maxwell Envirotech, Inc.

         2. Reports referenced in that certain correspondence (including Statement of Certification) dated November 15, 1994 pertaining to Project No. 093-01 regarding asbestos abatement, from Maxwell Envirotech, Inc., which reports include the following:

                  a. ACBM (Asbestos Containing Building Material) inspection reports prepared by Hall-Kimbrell, Inc. and Maxwell Envirotech, Inc.

                  b. The Final Inspection and Final Clearance Air Monitoring (Building interior 9/14/94, exterior soffits 10/7/94)

                                   EXHIBIT I

                                   RENT ROLL

                                   EXHIBIT J

                           NOTICE OF LEASE ASSIGNMENT

                            ________________, 199___

To:      [Tenant]

         ---------------------------

         ---------------------------

         ---------------------------

         ---------------------------





         Re:      [Property name][Property address]


Gentlemen:

         Please be advised that the undersigned Seller, as Landlord under your Lease at the above location (as said Lease may have been amended, the "Lease") has transferred and conveyed all of its interest in the lease to American Industrial Properties REIT ("Buyer") effective as of the date hereof, and Buyer has assumed the obligations of the Landlord under the Lease. Therefore, effective immediately, all correspondence, communications and rent and/or other charges due under the Lease (including past rent due, if any) should be directed as follows:

                      American Industrial Properties REIT

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------


                      Attn:
                           ------------------------------
                      Phone:
                            -----------------------------


         Your security deposit in connection with the Lease in the amount of $____________ has been transferred to the Buyer. Buyer acknowledges receipt of the deposit and responsibility for the return of any such security deposit subject to the terms of the Lease.

SELLER:                                        BUYER:

----------------------------                   AMERICAN INDUSTRIAL PROPERTIES
a                                              REIT
 ---------------------------

                                               By:
                                                  -----------------------------
By:                                            Name:
   -------------------------------                  ---------------------------
Name:                                          Title:
     -----------------------------                   --------------------------
Title:
      ----------------------------

                                   EXHIBIT K

                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

         To inform _____________________________________, a ___________________

("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code"), will not be required upon the transfer of certain real property to the Transferee by __________________________________________, a _____________________
("Transferor"), the undersigned hereby certifies the following on behalf of the
Transferor:


1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

         2. The Transferor's U.S. employer or tax (social security) identification number is
                         ------------------------------;

         3. The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         4. The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

         5. The Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, reasonable attorneys' fees and court costs) incurred by the Transferee as a result of: (i) the Transferor's failure to pay U.S. Federal income tax which the Transferor is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

         6. Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true and correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

                                  Date:           , 199
                                       -----------     ---



                                  ----------------------------------------
                                  By:
                                     -------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:
                                        ----------------------------------

                                   EXHIBIT L

                               TENANT CERTIFICATE


American Industrial Properties REIT
6210 North Beltline, Suite 170
Irving, Texas 75063-2656
"Buyer"

------------------------------
------------------------------
------------------------------
------------------------------

"Landlord"


Ladies and Gentlemen:

         Landlord, as owner of the property (the "Property") of which the leased premises are a part, intends to sell the Property to American Industrial Properties REIT or an affiliate thereof ("Buyer") who, as a condition to the purchase of the Property and to satisfy the requirements of Lender, has required this Tenant Certificate.

         Buyer is about to make, execute and deliver its Promissory Note ("Note") to a financial institution ("Lender") which Note shall be secured by, among other security, a lien encumbering the Property pursuant to a Deed of Trust, Security Agreement and Assignment of Leases and Rents (as thereafter amended and modified, the "Mortgage"). The Mortgage and all other instruments securing the Note are herein collectively called the "Security Documents".

         In consideration of Buyer's agreement to purchase the Property, Tenant agrees and certifies to Landlord, Buyer and Lender as follows:

                            ACKNOWLEDGMENT OF LEASE

         1. Tenant is the tenant under that certain lease dated (the "Lease"), the undersigned ("Tenant") has leased from Landlord, or its predecessors in interest the leased premises consisting of _______ net rentable square feet located at as more particularly described in the Lease. A true and correct copy of the Lease together with all amendments, modifications and/or renewals is attached as Exhibit "A".

         2. The leased premises and possession thereof are accepted and Tenant is in actual occupancy of the leased premises; the lease is in full force and effect; the term of the Lease commenced as of _____________________________ and ______________________________________
the expiration date of the Lease is _______________________________________.

         3. Rental at the rate provided by the Lease is payable in accordance with its terms, all minimum rent and additional rent have been paid through and is not paid and will not be paid more than one month in advance of the due date set forth in the Lease. Minimum monthly base rent of $ plus monthly estimated operating expenses of $__________ (with the tenant responsible for taxes, insurance and common area operating expenses in excess of $__________) are due on the of each month.

         4. Landlord is holding a security deposit in the amount of $_________ as of the date hereof. Tenant is not entitled to any interest on the security deposit except as follows:__________________________________________.


         5. Tenant claims no present charge, lien or claim of offset against rent.

         6. Tenant has no option to extend the lease except as follows: _______
______________________________________________________________________________.

         7. Tenant has not subleased nor assigned all or any portion of the Leased premises, except as follows: ________________________________________.

         8. Tenant is not in default in the performance of any covenant, agreement or condition contained in the Lease and no circumstances exist which, with the passage of time, would result in Tenant being in default in the performance of any covenant, agreement or condition contained in the Lease.

         9. To the best of Tenant's knowledge, its use, maintenance and operation of the leased premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters. Except for de minimis quantities that are used in connection with the ordinary course of Tenant's business, and then only in strict compliance with all applicable laws, rules and regulations, Tenant does not and will not engage in any activity, which would involve the use of the leased premises for the storage, generation, use, treatment, transportation or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the other tenants and occupants of Landlord's property.

         10. Tenant does not have any rights or options to purchase the Property.

         11. Tenant's interest in the Lease is not subject to any mortgage, liens or other encumbrances except as follows: _______________________________.

         12. There are no existing defaults under the Lease by reason of any act or omission of the Landlord and no circumstances exist which, with the passage of time, would place Landlord in default under the Lease, except as follows: ____________________________________________________________________.


         13. There are no outstanding unsatisfied obligations of Landlord under the Lease except as follows: _________________________________________________.

         14. The following is (are) guarantor(s) or Tenant's obligations under the lease: __________________________________________________________________,
and [its] [his] [her] [their] current address(es) [is] [are] as follows: ______
_______________________________________________________________________________
_______________________________________________________________________________



                                 SUBORDINATION

         The Lease and all right, title and interest in the Property created thereby (including without limitation any purchase options, rights of first refusal, lease renewal rights, etc.) are, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the liens, terms, covenants, provisions and conditions of the Security Documents.

                                NON-DISTURBANCE

         So long as the Lease is in full force and effect and Tenant is not in default under the Lease (beyond any period given to Tenant in the Lease to cure such default) or under this Agreement:

                  (a) Tenant's possession of the Property and Tenant's rights and privileges under the Lease shall not be diminished or interfered with by Lender, and Tenant's occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any extensions or renewals thereof; and

                  (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Mortgage or to enforce any rights or remedies of Lender under the Mortgage which would cut-off, destroy, terminate or extinguish the Lease or Tenant's interest and estate under the Lease.

Notwithstanding the foregoing provisions of the paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Mortgage, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefits of, Tenant under this Agreement.

                                   ATTORNMENT

                  (a) After notice is given by Lender that a default has occurred under the Mortgage and that the rentals and all other payments to be made by Tenant under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or in accordance with the directions of Lender, all rentals and other monies due and to become due to Current Landlord (as hereinafter defined) under the Lease or otherwise in respect to the Property, such payments will be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Current Landlord, whether as tenant under the Lease or otherwise; and

                  (b) in addition, if Lender (or its nominee or designee) shall succeed to the rights of Current Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise or another person purchases the Property upon or following foreclosure of the Mortgage, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a "Successor-Landlord"), Tenant shall attorn to and recognize Successor-Landlord as Tenant's landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Landlord shall not:

                           i) be liable for any previous act or omission of Current Landlord under the Lease;

                           ii) be subject to any off-set, defense or
                  counterclaim which shall have previously accrued to Tenant against Current Landlord;

                           iii) be bound by any modification of the Lease or by
                  any previous prepayment of rent or additional rent for more than one month which Tenant might have paid to Current Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender; or

                           iv) be liable for any security deposited under the
                  Lease unless such security has been physically delivered to Lender.

                               LEASE MODIFICATION

         Tenant agrees that without the prior written consent of Lender, it shall not: (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof; (b) tender a surrender of the Lease or make a prepayment of any rent or additional rent in excess of one (1) month; or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Mortgage. Any such purported action without such consent shall be void as against the holder of the Mortgage.

                     NOTICE OF DEFAULT; OPPORTUNITY TO CURE

                  a) Any notice required or permitted to be given by Tenant to Current Landlord shall be simultaneously given also to Lender, and any right of Tenant dependent upon notice shall take effect only after such notice to Lender is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Current Landlord, and Lender shall have a reasonable time to complete such performance as provided in section (b) below.

                  b) Without limiting the generality of the foregoing, Tenant shall promptly notify Lender of any default, act or omission of Current Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction (a "Landlord Default"). In the event of a Landlord Default, Tenant shall not exercise any rights available to it: (i) until it has given written notice of such Landlord Default to Lender; and (ii) unless Lender has failed, within thirty (30) days after Lender receives such notice, to cure or remedy the Landlord Default or, if the same is not reasonably capable of being remedied by Lender within such thirty (30) day period, until a reasonable period for remedying such Landlord Default has elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Documents to remedy the same (which reasonable period shall in no event be less than the period to which Current Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy); provided that Lender shall with due diligence commence and prosecute a remedy for such Landlord Default. If Lender cannot reasonably remedy a Landlord Default until after Lender obtains possession of the Property, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such Landlord Default until the expiration of a reasonable period necessary for the remedy after Lender institutes proceedings to obtain possession of the Property through a foreclosure or otherwise, or for the appointment of a receiver for the Property, provided that Lender institutes and prosecutes such proceedings with due diligence. Lender shall have no obligation hereunder to remedy any Landlord Default.

                                 NOTICE OF LIEN

         To the extent that the Lease entitles Tenant to notice of the existence of any mortgage and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Mortgage.

                                    REMEDIES

         Upon and after the occurrence of a default under the Mortgage, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Current Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Current Landlord.

                            LIMITATION OF LIABILITY

         Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Mortgage or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

                                    PRIORITY

                  (a) Tenant acknowledges and agrees that this Agreement supersedes (but only to the extent inconsistent with) any provisions of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Mortgage.

                  (b) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any entity which shall succeed Lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement.

                                    NOTICES

         Any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by postage prepaid registered or certified mail, return receipt requested. All such notices, consents, requests or other communications shall be addressed to Tenant or Lender at the address for such party previously set forth in this Agreement, or to such other address as Tenant or Lender shall in like manner designate in writing. All notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or; (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail. Any party may change its address for purposes hereof by notice to the other parties given in accordance with the provisions hereof.

                                    GENERAL

         This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. The term "Lender" shall include the then holder of any interest in the Mortgage. The term "Current Landlord" shall mean the then holder of the lessor's interest in the Lease. The term "person" shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and any amendments or modifications to the Lease which are consented to in writing by the Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

         This Tenant Certificate is being executed and delivered by Tenant to induce Lender to make the Loan which is to be secured in part by an assignment to Lender of Landlord's interest in the Lease and with the intent and understanding that the above statements will be relied upon by Lender. This Tenant Certificate shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns, and any purchaser or purchasers at foreclosure of the Property, and their respective heirs, personal representatives, successors and assigns.

                                    WAIVERS

         Both Tenant and Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                                 GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

         IN WITNESS WHEREOF, the parties hereto have executed this Tenant Certificate to be effective as of the day and year first stated above.

                                        "LENDER"

                                    -------------------------------------------
                                    a
                                      -----------------------------------------

                                    By:
                                       ----------------------------------------
                                    Printed Name:
                                                 ------------------------------
                                    Title:
                                          -------------------------------------

                                        "TENANT"



                                    -------------------------------------------
                                    a
                                      -----------------------------------------
                                    By:
                                       ----------------------------------------
                                    Printed Name:
                                                 ------------------------------
                                    Title:
                                           ------------------------------------

AGREED AND CONSENTED TO:

"BUYER"


American Industrial Properties REIT,
a Texas real estate investment trust,


By:
   ----------------------------------
Printed Name:
             ------------------------
Title:
      -------------------------------




Date:
     --------------------------

                                ACKNOWLEDGMENTS


STATE OF __________________         )
                                    )
COUNTY OF ________________          )

         BEFORE ME, the undersigned authority on this day personally appeared ________________________, the ______________ of
____________________________________, a ________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and as the act and deed of said _______________________, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, in this ____ day of __________, 199__.



                                  --------------------------------------------
                                  NOTARY PUBLIC, State of
                                                          --------------------

                                ACKNOWLEDGMENTS


STATE OF __________________         )
                                    )
COUNTY OF ________________          )

         BEFORE ME, the undersigned authority on this day personally appeared ________________________, the ______________ of
____________________________________, a ________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and as the act and deed of said _______________________, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, in this ____ day of __________, 199__.



                                  --------------------------------------------
                                  NOTARY PUBLIC, State of Texas

                                ACKNOWLEDGMENTS


STATE OF TEXAS                      )
                                    )
COUNTY OF                           )

         BEFORE ME, the undersigned authority on this day personally appeared ________________________, the ______________ of American Industrial Properties
REIT, a Texas real estate investment trust, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and as the act and deed of said real estate investment trust [and ______________________], and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, in this ____ day of __________, 199__.



                                  --------------------------------------------
                                  NOTARY PUBLIC, State of
                                                          ---------------------

                                  EXHIBIT "A"

                                     Leases